EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          Solely for the purpose of complying with 18 U.S.C. §1350, each of the undersigned hereby certifies in his or her capacity as an officer of Manatron, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the year ended April 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: July 23, 2004	/s/ Paul R. Sylvester
Paul R. Sylvester President and Chief Executive Officer

/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer